Exhibit 99.1

INOVALON REPORTS SECOND QUARTER 2018 RESULTS

Second Quarter 2018 Highlights

•	Second quarter revenue of $152.8 million

•	Second quarter net loss of $10.5 million, resulting in net loss of $0.07 per share

•	Second quarter Non-GAAP net income of $19.3 million, resulting in Non-GAAP net income of $0.13 per share

•	Second quarter Adjusted EBITDA of $52.8 million, resulting in Adjusted EBITDA margin of 34.6%

•	Reaffirming full-year 2018 revenue, increasing Adjusted EBITDA and Non-GAAP EPS, and updating other guidance

Please refer to our Second Quarter 2018 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including slides pertaining to new Platform offerings, financial details, and other matters that will be referenced during the Company’s conference call.

BOWIE, Md. – August 1, 2018 – Inovalon (Nasdaq: INOV), a leading technology company providing advanced, cloud-based platforms empowering data-driven healthcare, today announced financial results for the second quarter of 2018.

“Inovalon executed well across several important initiatives in the second quarter of 2018, delivering strong financial results and further expanding our platform capabilities, differentiation, and adoption in the marketplace,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “The progress achieved in the period was the result of a longstanding focus on innovation, great client partner relationships, a discipline towards cost efficiencies, and a tremendous effort from the entire Inovalon team as we execute on our vision to empower data-driven healthcare.”

Second Quarter 2018 Financial Results

•
Revenue for the second quarter of 2018 was $152.8 million, a year-over-year increase of 38% compared with $110.6 million for the second quarter of 2017, and a sequential increase of 65% compared with $92.8 million for the first quarter of 2018.

•
Cost of revenue for the second quarter of 2018 was $39.0 million, or 25.5% of revenue, compared with $37.2 million, or 33.6% of revenue for the second quarter of 2017, and $33.5 million, or 36.1% of revenue for the first quarter of 2018. This equates to gross margin for the second quarter of 2018 of 74.5%, a year-over-year increase of 810 basis points compared with 66.4% for the second quarter of 2017, and a sequential increase of 1,060 basis points compared with 63.9% for the first quarter of 2018.

•
Net loss for the second quarter of 2018 was $10.5 million, resulting in net loss of $0.07 per share, compared with net income of $5.5 million and diluted net income of $0.04 per share, respectively, for the second quarter of 2017, and net loss of $16.8 million and net loss of $0.12 per share, respectively, for the first quarter of 2018. Net loss for the second quarter of 2018 includes a one-time restructuring expense of $9.5 million.

•
Adjusted EBITDA for the second quarter of 2018 was $52.8 million, a year-over-year increase of 90% compared with $27.7 million for the second quarter of 2017, and a sequential increase of 571% compared with $7.9 million for the first quarter of 2018. Adjusted EBITDA margin for the second quarter of 2018 was 34.6%, a year-over-year increase of 950 basis points compared with 25.1% for the second quarter of 2017, and a sequential increase of 2,610 basis points compared with 8.5% for the first quarter of 2018.

•
Non-GAAP net income for the second quarter of 2018 was $19.3 million, resulting in Non-GAAP net income per share of $0.13, increases of 64% and 63%, respectively, compared with $11.8 million and $0.08 per share, respectively, for the second quarter of 2017, and Non-GAAP net loss of $5.0 million and Non-GAAP net loss of $0.04 per share, respectively, for the first quarter of 2018.

•	Net cash provided by operating activities for the first six months of 2018 was $20.1 million, compared with $41.1 million for the first six months of 2017.

“During the second quarter, the Company executed well across a complex set of initiatives involving nearly every facet of the business,” said Jonathan Boldt, vice president of finance and interim chief financial officer of Inovalon. “The combination of an increasing number of growth engines within the Company and the successful realization of multiple margin improvement initiatives combined to produce strong financial results for the quarter. As we move forward through the balance of the year, we remain dedicated to disciplined execution of our strategic initiatives.”

Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income are Non-GAAP measures. Net income is the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income. Reconciliations of net income to Adjusted EBITDA and Non-GAAP net income, identifying the differences between net income and each of these Non-GAAP financial measures, are included in this press release after the consolidated financial statements.

Key Highlights

•
ABILITY Integration. Integration of ABILITY Network progressed well during the second quarter with strong combined team engagement. In addition to achieving cost synergies in-line with previously projected targets and timelines, significant benefits are also being realized through expanded management strength and the application of several strong best-practices resident within ABILITY. Multiple additional new synergy product offerings and capability enhancements are progressing well at various stages of the go-to-market process with in-year launches expected.

•
Continued Innovation. During the second quarter, the Company continued to advance the capabilities and offerings empowered through the Inovalon ONE® Platform. Direct EHR connectivity, even before the addition of connectivity gained through ABILITY, expanded to more than 185,000 unique physicians. This reflects a year-over-year increase of more than 70%, further increasing the market value and supporting adoption and growth of the Company’s recently released Clinical Data Extraction as a Service (CDEaaS™) solution. Additionally, the completion of a two-year development project produced the capability referred to as Elastic Container Technology, or ECT™ (as announced by the Company on July 26, 2018), enabling significant expansion in cloud-based computational speed, elasticity, resiliency, and scalability, while also reducing related technology operating costs materially.

•
Inovalon ONE® Platform Adoption. During the second quarter, the Company saw continued expansion of interest and adoption of cloud-based SaaS solutions enabled by the Inovalon ONE® Platform. Both of the most recent announced platform offerings, specifically CDEaaS™ and ScriptMed™ Cloud, announced on April 10, 2018 and May 8, 2018 respectively, achieved multiyear contract wins during the quarter. Most notable was the five-year engagement to implement ScriptMed™ Cloud announced with AllianceRx Walgreens Prime (ARxWP) to support all ARxWP Specialty Pharmacy operations. Specialty Pharmacy is the fastest growing segment of the healthcare ecosystem, growing rapidly from approximately $178 billion in 2015 to a projected $282 billion by 2020 according to industry analysts. ScriptMed™ Cloud brings to this marketplace a cloud native, SaaS-based solution empowering a new generation of data-driven specialty pharmacy capabilities, delivering increased efficiency, lower operating costs, and improved patient outcomes and experience.

•
Expanding Efficiencies and Profitability. During the second quarter, Inovalon executed a broad range of efficiency-enhancement and cost-reduction initiatives, both as part of its ongoing margin expansion goals, as well as related to the recent acquisition and ongoing integration of ABILITY. Key to these were a focus on increasing automation, further expansion of industry connectivity, and cost reduction actions to consolidate facilities and eliminate redundant functions. Reflecting the cost reduction actions, a one-time restructuring expense of $9.5 million was incurred during the period. In addition to the aforementioned cost efficiency initiatives, the ongoing expansion of the Company’s technology-enabled capabilities resulted in a continued positive product mix shift towards high-value SaaS offerings. The combined benefits of these factors can be seen in the Company’s strong margin performance in the second quarter of 2018, as well as in the strong financial performance expected going forward in 2018.

Other Financial Data and Key Metrics

The following constitute other financial data and key metrics which are presented quarterly.

•
Growth of Datasets: At June 30, 2018, the MORE[2] Registry® dataset contained more than 252 million unique patient counts and 39 billion medical event counts, increases of 10% and 31%, respectively, compared with June 30, 2017. Data resulting from the integration with ABILITY is not yet reflected within the MORE[2] Registry® dataset and is therefore not reflected within the aforementioned data metrics as of this date.

•
Investment in Innovation: For the quarter ended June 30, 2018, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based platforms empowering data-driven healthcare was $19.6 million, or 12% of revenue, a decrease of $2.3 million, or 10%, compared to the prior year period.

•
Analytical Process Count Growth: Inovalon’s trailing 12-month Patient Analytics Months (PAM) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to 46.2 billion as of June 30, 2018, an increase of 48% as compared with June 30, 2017.

Please see the Company’s filings with the Securities and Exchange Commission (“SEC”) for further detail regarding the preceding other financial data and key metrics.

Shares Outstanding

As of July 20, 2018, the Company had 72.1 million shares of Class A common stock outstanding and 80.6 million shares of Class B common stock outstanding.

2018 Financial Guidance

The Company is updating full-year 2018 financial guidance to reflect: 1) expenses incurred from one-time restructuring initiatives undertaken during the second quarter of 2018, 2) increased fair-value contingent consideration in the setting of strong performance during the second quarter of 2018, 3) increased non-cash intangible asset amortization expense associated with the purchase accounting related to the ABILITY acquisition, 4) increased capital expenditures in response to increased business engagements, and 5) the increased Non-GAAP profitability of the Company.

Financial Metric	Updated Guidance Range Provided August 1, 2018	Previous Guidance Range Provided May 8, 2018
Revenue	$568 million to $593 million	$568 million to $593 million
Net (loss) income(1)	($24 million) to ($18 million)	($13 million) to ($5 million)
Non-GAAP net income	$50 million to $58 million	$46 million to $55 million
Adjusted EBITDA	$166 million to $176 million	$163 million to $174 million
Net cash provided by operating activities	$90 million to $100 million	$90 million to $100 million
Non-GAAP net cash provided by operating activities	$104 million to $115 million	$104 million to $115 million
Capital expenditure(2)	$55 million to $60 million	$50 million to $55 million
Diluted net (loss) income per share	($0.16) to ($0.12)	($0.09) to ($0.03)
Non-GAAP diluted net income per share	$0.34 to $0.40	$0.32 to $0.38
_______________________________________________________
(1) GAAP net (loss)/income includes estimated: one-time restructuring costs of $9.5 million, acquisition-related contingent consideration expense of $14.0 million, transaction costs of $7.0 million, non-recurring integration costs of $7.5 million, and intangible asset amortization of $45.0 million.
(2) Capital expenditure is defined as the sum of purchases of property and equipment and investment in capitalized software.

Additional assumptions made within the Company's 2018 guidance are as follows:

•	While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2018 guidance assumes 146 million weighted average diluted shares.

•	2018 guidance assumes an effective tax rate of approximately 30% for the full year.

Reconciliations of net income, the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income, and of net cash provided by operating activities, the GAAP financial measure most directly comparable to Non-GAAP net cash provided by operating activities, identifying the differences between each of these Non-GAAP financial measures and the most directly comparable GAAP financial measure, are included in this press release after the consolidated financial statements.

Conference Call

Inovalon will host a conference call to discuss its second quarter 2018 results at 5:00 p.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 4078088; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

Please refer to our Second Quarter 2018 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including slides pertaining to new Platform offerings, financial details, and other matters that will be referenced during the Company’s conference call.

About the Inovalon ONE® Platform

The Inovalon ONE® Platform is an integrated cloud-based platform of more than 80 individual proprietary technology toolsets and deep data assets able to be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. Each proprietary technology toolset is referred to as a Component, which are grouped into Modules, and informed by the data of billions of medical events within Inovalon’s proprietary datasets. Combinations of Components and Modules are configured to empower highly differentiated solutions for client needs quickly and in a highly scalable fashion. The flexibility of the modular design of the Platform enables clients to integrate the capabilities of the Platform with their own internal capabilities or other third-party solutions. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real-time, and drive meaningful impact wherever it is analytically identified best to intervene and intuitively visualize data and information to inform business strategy and execution.

About Inovalon

Inovalon is a leading technology company providing cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real-time, and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its platform, unparalleled proprietary data sets, and industry-leading subject matter expertise, Inovalon enables better care, efficiency, and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon's unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Providing technology that supports a client base approaching 500 healthcare organizations, Inovalon's platforms and analytics are informed by data pertaining to more than 943,000 physicians, 499,000 clinical facilities, 252 million Americans, and 39 billion medical events. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the expected benefits and impact of the combination of Inovalon and ABILITY, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, and financial guidance for 2018. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth, including successfully integrating ABILITY; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed™ Cloud, Clinical Data Extraction as a Service (CDEaaS™), Natural Language Processing as a Service (NLPaaS™), and Elastic Container Technology (ECT™); the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate, including the Tax Cuts and Jobs Act of 2017; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 21, 2018, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.

Inovalon Holdings, Inc.
Consolidated Statements of Operations (unaudited)

(In thousands, except per-share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$152,798	$110,578	$245,553	$218,884
Expenses:
Cost of revenue(1)	39,015	37,198	72,506	75,483
Sales and marketing(1)	12,045	8,849	19,947	16,436
Research and development(1)	7,545	7,282	13,966	15,070
General and administrative(1)	60,174	35,874	109,570	71,719
Depreciation and amortization	26,906	12,479	43,286	24,964
Restructuring expense	9,464	—	9,464	—
Total operating expenses	155,149	101,682	268,739	203,672
(Loss) Income from operations	(2,351)	8,896	(23,186)	15,212
Other income and (expenses):
Realized losses on short-term investments	—	—	(1,035)	—
Loss on disposal of equipment	(382)	(138)	(467)	(138)
Loss on extinguishment of debt	(129)	—	(129)	—
Interest income	154	1,342	1,549	2,680
Interest expense	(15,568)	(1,519)	(17,450)	(2,932)
(Loss) Income before taxes	(18,276)	8,581	(40,718)	14,822
(Benefit from) Provision for income taxes	(7,810)	3,095	(13,418)	5,694
Net (loss) income	$(10,466)	$5,486	$(27,300)	$9,128
Net (loss) income attributable to common stockholders, basic and diluted	$(10,466)	$5,338	$(27,300)	$8,913
Net (loss) income per share attributable to common stockholders, basic and diluted:
Basic net (loss) income per share	$(0.07)	$0.04	$(0.19)	$0.06
Diluted net (loss) income per share	$(0.07)	$0.04	$(0.19)	$0.06
Weighted average shares of common stock outstanding:
Basic	147,181	142,632	143,301	143,680
Diluted	147,181	143,072	143,301	144,123
_______________________________________________________

(1)	Includes stock-based compensation expense as follows:
	Cost of revenue	$(87)	$410	$53	$715
	Sales and marketing	(401)	505	68	895
	Research and development	330	307	958	580
	General and administrative	2,802	2,525	5,313	5,154
	Total stock-based compensation expense	$2,644	$3,747	$6,392	$7,344

Inovalon Holdings, Inc.
Consolidated Balance Sheets (unaudited)

(In thousands, except share and par value amounts)	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$68,007	$208,944
Short-term investments	15,674	267,288
Accounts receivable (net of allowances of $3,788 and $2,038 at June 30, 2018 and December 31, 2017, respectively)	114,121	90,054
Prepaid expenses and other current assets	17,982	10,441
Income tax receivable	12,868	11,987
Total current assets	228,652	588,714
Non-current assets:
Property, equipment and capitalized software, net	139,626	125,768
Goodwill	934,693	184,932
Intangible assets, net	584,678	89,326
Other assets	17,034	6,338
Total assets	$1,904,683	$995,078
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$27,033	$34,109
Accrued compensation	18,602	18,592
Other current liabilities	41,325	15,277
Deferred revenue	18,195	6,954
Deferred rent	540	1,818
Credit facilities	9,800	45,000
Capital lease obligation	1,796	336
Total current liabilities	117,291	122,086
Non-current liabilities:
Credit facilities, less current portion	940,038	191,250
Capital lease obligation, less current portion	14,940	12,109
Deferred rent, less current portion	2,838	219
Other liabilities	20,029	—
Deferred income taxes	115,624	26,642
Total liabilities	1,210,760	352,306
Commitments and contingencies
Stockholders' equity:
Common stock, $0.000005 par value, 900,000,000 shares authorized, zero shares issued and outstanding at each of June 30, 2018 and December 31, 2017, respectively	—	—
Class A common stock, $0.000005 par value, 750,000,000 shares authorized; 86,592,250 shares issued and 71,972,075 shares outstanding at June 30, 2018; 77,588,018 shares issued and 62,967,843 shares outstanding at December 31, 2017	—	—
Class B common stock, $0.000005 par value, 150,000,000 shares authorized; 80,608,685 shares issued and outstanding at June 30, 2018; 80,957,495 shares issued and outstanding at December 31, 2017	1	1
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, zero shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	—	—
Additional paid-in-capital	611,035	534,159
Retained earnings	282,335	308,905
Treasury stock, at cost, 14,620,175 shares at June 30, 2018 and December 31, 2017, respectively	(199,817)	(199,817)
Other comprehensive loss	369	(476)
Total stockholders' equity	693,923	642,772
Total liabilities and stockholders' equity	$1,904,683	$995,078

Inovalon Holdings, Inc.
Consolidated Statements of Cash Flows (unaudited)

(In thousands)	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(27,300)	$9,128
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	6,392	7,344
Depreciation	25,638	17,442
Amortization of intangibles	17,648	7,522
Amortization of premiums on short-term investments	264	1,017
Amortization of debt issuance costs and debt discount	1,024	—
Deferred income taxes	(13,151)	(2,513)
Restructuring expense, non-cash	8,583	—
Loss on sale of short-term investments	1,035	—
Loss on disposal of equipment	467	138
Loss on extinguishment of debt	129	—
Change in fair value of contingent consideration	8,700	—
Changes in assets and liabilities:
Accounts receivable	(7,312)	(10,107)
Prepaid expenses and other current assets	(3,222)	683
Income taxes receivable	(330)	7,328
Other assets	(5,727)	(2,313)
Accounts payable and accrued expenses	(10,676)	5,660
Accrued compensation	2,336	112
Other current and non-current liabilities	9,592	114
Deferred rent	1,793	(446)
Deferred revenue	4,241	10
Net cash provided by operating activities	20,124	41,119
Cash flows from investing activities:
Maturities of short-term investments	87,901	105,245
Sales of short-term investments	161,772	—
Purchases of property and equipment	(16,476)	(9,180)
Investment in capitalized software	(22,532)	(15,394)
Acquisition, net of cash acquired of $23,850	(1,082,740)	—
Net cash (used in) provided by investing activities	(872,075)	80,671
Cash flows from financing activities:
Repurchase of common stock	—	(45,173)
Proceeds from credit facility borrowings, net of discount	965,300	—
Repayment of credit facility borrowings	(236,250)	(15,000)
Payments for debt issuance costs	(18,269)	—
Proceeds from exercise of stock options	1,613	3,016
Capital lease obligations paid	(311)	(58)
Tax payments for equity award issuances	(1,069)	(246)
Net cash provided by (used in) financing activities	711,014	(57,461)
(Decrease) Increase in cash and cash equivalents	(140,937)	64,329
Cash and cash equivalents, beginning of period	208,944	127,683
Cash and cash equivalents, end of period	$68,007	$192,012
Supplementary cash flow disclosure:
Cash paid during the period for:
Income taxes, net of refunds	$107	$379
Interest	11,131	2,840
Non-cash investing activities:
Capital lease obligations incurred	4,602	—
Accruals for purchases of property, equipment	7,292	4,773
Accruals for investment in capitalized software	1,841	1,302
Acquisition consideration	83,580	—

Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)

Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, loss or gain on disposal of equipment, loss on debt extinguishment, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

(In thousands, except percentages)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of net (loss) income to Adjusted EBITDA:
Net (loss) income	$(10,466)	$5,486	$(27,300)	$9,128
Depreciation and amortization	26,906	12,479	43,286	24,964
Realized losses on short-term investments	—	—	1,035	—
Loss on disposal of equipment	382	138	467	138
Loss on debt extinguishment	129	—	129	—
Interest income	(154)	(1,342)	(1,549)	(2,680)
Interest expense	15,568	1,519	17,450	2,932
(Benefit from) Provision for income taxes	(7,810)	3,095	(13,418)	5,694
EBITDA	24,555	21,375	20,100	40,176
Stock-based compensation	2,644	3,747	6,392	7,344
Acquisition costs:
Transaction costs	1,287	21	4,639	121
Integration costs	2,445	168	3,202	881
Contingent consideration accretion	8,500	1,300	8,700	1,300
Compensatory contingent consideration	1,229	(433)	1,787	497
Restructuring expense	9,464	—	9,464	—
Tax on equity exercises	—	—	—	32
Other non-comparable items(1)	2,680	1,552	6,392	2,332
Adjusted EBITDA	$52,804	$27,730	$60,676	$52,683
Adjusted EBITDA margin	34.6%	25.1%	24.7%	24.1%
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(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net (loss) income (unaudited)

Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, restructuring expense, amortization of acquired intangible assets, tax on equity exercises, and other non-comparable items. The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding. A reconciliation of net income to Non-GAAP net income follows:

(In thousands, except per-share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of net (loss) income to Non-GAAP net income:
Net (loss) income	$(10,466)	$5,486	$(27,300)	$9,128
Stock-based compensation	2,644	3,747	6,392	7,344
Acquisition costs:
Transaction costs	1,287	21	4,639	121
Integration costs	2,445	168	3,202	881
Contingent consideration accretion	8,500	1,300	8,700	1,300
Compensatory contingent consideration	1,229	(433)	1,787	497
Amortization of acquired intangible assets	13,797	3,761	17,648	7,535
Restructuring expense	9,464	—	9,464	—
Tax on equity exercises	—	—	—	32
Other non-comparable items(1)	2,680	1,552	6,392	2,332
Tax impact of add-back items	(12,290)	(3,826)	(16,593)	(7,716)
Non-GAAP net income	$19,290	$11,776	$14,331	$21,454

GAAP basic net (loss) income per share	$(0.07)	$0.04	$(0.19)	$0.06
GAAP diluted net (loss) income per share	$(0.07)	$0.04	$(0.19)	$0.06
Non-GAAP basic net income per share	$0.13	$0.08	$0.10	$0.15
Non-GAAP diluted net income per share	$0.13	$0.08	$0.10	$0.15
Weighted average shares of common stock outstanding:
Basic	147,181	142,632	143,301	143,680
Diluted	147,332	143,072	143,540	144,123
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Key Metrics (unaudited)

The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business. Data resulting from the integration with ABILITY Network is not yet reflected within the MORE2 Registry® dataset and is therefore not reflected within the related data metrics below as of this date.

	June 30,
(In thousands)	2018	2017
MORE[2] Registry® dataset metrics
Unique patient count(1)(4)	252,603	230,000
Medical event count(2)(4)	39,333,463	30,000,000
Trailing 12 month Patient Analytics Months (PAM)(3)	46,152,155	31,226,926
_______________________________________________________

(1)	Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE[2] Registry® as of the end of the period presented.

(2)
Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)
Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed within the Company’s platform solutions to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

(4)
At the end of the year-ago quarter, specifically as of June 30, 2017, the Company was processing large unique patient count and medical event count dataset transmissions. For this reason, June 30, 2017 unique patient count and medical event count amounts vary from historical calculation methodologies, and represent estimates pending final MORE[2] Registry® dataset incorporation and processing.

Inovalon Holdings, Inc.
Investment in Innovation (unaudited)

The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data-driven intervention platforms focused on the achievement of meaningful and measurable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions capabilities are deployed as summarized below.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2018	2017	2018	2017
Investment in Innovation:
Research and development(1)	$7,545	$7,282	$13,966	$15,070
Capitalized software development(2)	11,366	8,793	21,662	14,933
Research and development infrastructure investments(3)	727	5,828	9,492	9,586
Total investment in innovation	$19,638	$21,903	$45,120	$39,589
As a percentage of revenue
Research and development(1)	5%	7%	6%	7%
Capitalized software development(2)	7%	8%	9%	7%
Research and development infrastructure investments(3)	—%	5%	4%	4%
Total investment in innovation	12%	20%	19%	18%
_______________________________________________________

(1)	Research and development primarily includes employee costs related to the development and enhancement of the Company’s service offerings.

(2)	Capitalized software development includes capitalized costs incurred to develop and enhance functionality for the Company’s data analytics and data-driven intervention platforms.

(3)	Research and development infrastructure investments include strategic expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA (unaudited)

	Guidance Range
	Year Ending December 31, 2018
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net Income to Adjusted EBITDA:
Net (loss) income	$(24)	$(18)
Depreciation and amortization	96	96
Interest expense	49	49
Interest income	(2)	(2)
Realized losses on short-term investments	1	1
Benefit from income taxes(1)	(13)	(10)
EBITDA	107	116
Stock-based compensation	15	15
Acquisition costs:
Transaction costs	7	7
Integration costs	7	8
Contingent consideration accretion	10	10
Compensatory contingent consideration	4	4
Restructuring expense	9	9
Other non-comparable items(2)	7	7
Adjusted EBITDA	$166	$176
Adjusted EBITDA margin	29.2%	29.7%
_______________________________________________________

(1)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income (unaudited)

	Guidance Range
	Year Ending December 31, 2018
(In millions, except per-share amounts)	Low	High
Reconciliation of Forward-Looking Guidance Net Income to Non-GAAP net income:
Net (loss) income	$(24)	$(18)
Stock-based compensation	15	15
Acquisition costs:
Transaction costs	7	7
Integration costs	7	8
Contingent consideration accretion	10	10
Compensatory contingent consideration	4	4
Amortization of acquired intangible assets	45	45
Restructuring expense	9	9
Other non-comparable items(1)	7	7
Tax impact of add-back items(2)	(30)	(29)
Non-GAAP net income	$50	$58

GAAP diluted net income per share	$(0.16)	$(0.12)
Non-GAAP diluted net income per share	$0.34	$0.40
Weighted average shares of common stock outstanding - diluted	146	146
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

(2)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net cash provided by operating activities (unaudited)

The Company defines Non-GAAP net cash provided by operating activities as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude certain acquisition costs, specifically transaction costs and integration costs. The Company uses Non-GAAP net cash provided by operating activities as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. A reconciliation of forward-looking preliminary net cash provided by operating activities to forward-looking preliminary Non-GAAP net cash provided by operating activities follows:

	Guidance Range
	Year Ending December 31, 2018
(In millions)	Low	High
Reconciliation of Net cash provided by operating activities to Non-GAAP net cash provided by operating activities:
Net cash provided by operating activities	$90	$100
Acquisition costs:
Transaction costs	7	7
Integration costs	7	8
Non-GAAP net cash provided by operating activities	$104	$115

Non-GAAP Financial Measures

Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results and Non-GAAP net cash provided by operating activities as a liquidity measure to evaluate the Company's ability to generate cash to support its ongoing business, to service and repay debt, and to invest in its business. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, loss or gain on disposal of equipment, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net income and Non-GAAP net income per share

The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, amortization of acquired intangible assets, tax on equity exercises, and other non-comparable items.

The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding.

The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net cash provided by operating activities

The Company defines Non-GAAP net cash provided by operating activities as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude certain acquisition costs, specifically transaction costs and integration costs. The Company uses Non-GAAP net cash provided by operating activities as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. The Company believes that the exclusion of certain acquisition costs in calculating Non-GAAP net cash provided by operating activities provides management and investors a useful measure for the expected cash flows generated from the Company’s core business by excluding items that do not otherwise relate to its ongoing liquidity. However, use of Non-GAAP net cash provided by operating activities has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s liquidity as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net cash provided by operating activities or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:

Inovalon
George Price (Investors)
Phone: 301-809-4000 x1190
gprice@inovalon.com

Inovalon
Kim E. Collins (Communications)
Phone: 301-809-4000 x1473
kcollins@inovalon.com